Exhibit 99.1

S&P Global Completes Sale of CUSIP

NEW YORK, March 1, 2022 – S&P Global (NYSE: SPGI) today announced that the Company has completed the sale of CUSIP Global Services to FactSet.

About S&P Global

S&P Global (NYSE: SPGI) provides essential intelligence. We enable governments, businesses and individuals with the right data, expertise and connected technology so that they can make decisions with conviction. From helping our customers assess new investments to guiding them through ESG and energy transition across supply chains, we unlock new opportunities, solve challenges and accelerate progress for the world.

We are widely sought after by many of the world’s leading organizations to provide credit ratings, benchmarks, analytics and workflow solutions in the global capital, commodity and automotive markets. With every one of our offerings, we help the world’s leading organizations plan for tomorrow, today. For more information, visit www.spglobal.com.

Contacts:

Investor Relations:

S&P Global

Mark Grant

Tel: + 1 347 640 1521

mark.grant@spglobal.com

Media:

Ola Fadahunsi

Tel: +1 332-210-9935

ola.fadahunsi@spglobal.com

Christopher Krantz

+44 (0) 20 7176 0060

christopher.krantz@spglobal.com